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                           COMMERCIAL LEASE AGREEMENT

        THIS LEASE AGREEMENT is made and entered into on April 3, 1996, by and between GOODWIN ENTERPRISES, whose address is Suite 1, The Ellipse, 4201 Church Road, Mount Laurel, New Jersey 08054, (hereinafter referred to as "Landlord"), and TRANSWORLD HOME HEALTH CARE, INC. whose address is 3580 Progress Drive, Suite J, Bensalem, PA 19020, (hereinafter referred to as "Tenant").

                          ARTICLE I - GRANT OF LEASE

        Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord the property commonly known as Suite 6, Ramblewood Shopping Center more fully described at Exhibit "A" attached hereto and by reference made a part hereof (the "Leased Premises"), together with, as part of the parcel, all improvements located thereon.

                            ARTICLE II - LEASE TERM

        TOTAL TERM OF LEASE. The term of this Lease shall begin on April 23, 1996 and ends on April 30, 1997, unless terminated earlier by default, operation of law or mutual agreement.

                           ARTICLE III - EXTENSIONS

        Section 1. Extensions by Agreement. The parties hereto may elect to extend this Agreement upon such terms and conditions as may be agreed upon in writing and signed by the parties at the time of any such extension.

        Section 2. Automatic Renewal. In the event that Tenant fails to notify Landlord of its intention to surrender and vacate the subject premises on the termination date as set forth above, said notice being provided no later than sixty (60) days prior to the termination date, Landlord, at its sole option, shall have the right to renew the terms and conditions of the Lease for an additional period of one (1) year. Should Landlord so elect to extend the Lease for an additional one (1) year period, the rights, duties and obligations of the parties contained in the within Lease shall remain in full force and effect provided, however, the annual rent charged shall be increased by the CPI provided, however, that the minimum increase shall be 5% and the maximum increase shall be 10%. Landlord shall also have the right to demand that Tenant quit the premises on the termination date as set forth above. Both Parties must agree to renewal term, there is no automatic renewal right of the Landlord.


                      ARTICLE IV - DETERMINATION OF RENT

        The Tenant agrees to pay the Landlord and the Landlord agrees to accept, during the term hereof, at such places as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

        Section 1.  Annual Rent.   Annual rent for the term of the Lease shall
be SIX THOUSAND EIGHT HUNDRED AND FOUR DOLLARS ($6,804.00). Includes utilities, heat, A/C, water, etc.

        Section 2.  Payment of Yearly Rent.   The annual rent shall be payable
in advance in equal monthly installments of one-twelfth (1/12th) of the total yearly rent, which shall be FIVE HUNDRED AND SIXTY SEVEN DOLLARS ($567.00), on the first day of each and every calendar month during the term hereof, and pro rata for the fractional portion of any month, except that on the first day of the calendar month immediately following the Commencement Date, the Tenant shall also pay to the Landlord rent at the said rate for any portion of the preceding calendar month included in the term of this Lease.

        A late fee in the amount of FIFTY DOLLARS ($50.00) shall be assessed if payment is not received by Landlord on or before the tenth day of each month.



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                          ARTICLE V - SECURITY DEPOSIT

        The Tenant has deposited with the Landlord the sum of EIGHT HUNDRED AND FIFTY DOLLARS AND FIFTY CENTS ($850.50) as security for the full and faithful performance by the Tenant of all the terms of this lease required to be performed by the Tenant. Such sum shall be returned to the Tenant after the expiration of this lease, provided the Tenant has fully and faithfully carried out all of its terms. In the event of a bona fide sale of the property of which the leased premises are a part, the Landlord shall have the right to transfer the security to the purchaser to be held under the terms of this lease, and the Landlord shall be released from all liability for the return of such security to the Tenant.

                     ARTICLE VI - OBLIGATIONS FOR REPAIRS

        Section 1. LANDLORD'S Repairs. Subject to any provisions herein to the contrary, and except for maintenance or replacement necessitated as the result of the act or omission of sublessees, licensees or contractors, the Landlord shall be required to repair only defects, deficiencies, deviations or failures of materials or workmanship in the building. The Landlord shall keep the Leased Premises free of such defects, deficiencies, deviations or failures during the term of the Lease.

        Section 2. TENANT'S Repairs. The Tenant shall repair and maintain the Leased Premises in good order and condition, except for reasonable wear and tear, the repairs required of Landlord pursuant hereto, and maintenance or replacement necessitated as a result of the act or omission or negligence of the Landlord, its employees, agents, or contractors.

        Section 3. TENANT'S Alterations. The Tenant shall have the right, at its sole expense, from time to time, to redecorate the Leased Premises and to make such non-structural alterations and changes in such parts thereof as the Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations and changes shall neither impair the structural soundness nor diminish the value of the Leased Premises. The Tenant may make structural alterations and additions to the Leased Premises provided that Tenant has first obtained the consent thereto of the Landlord in writing. The Landlord agrees that it shall not withhold such consent unreasonably.

        Section 4. Permits and Expenses. Each party agrees that it will procure all necessary permits for making any repairs, alterations, or other improvements for installations, when applicable. Each Party hereto shall give written notice to the other party of any repairs required of the other pursuant to the provisions of this Article and the party responsible for said repairs agrees promptly to commence such repairs and to prosecute the same to completion diligently, subject, however, to the delays occasioned by events beyond the control of such party.

        Each party agrees to pay promptly when due the entire cost of any work done by it upon the Leased Premises so that the Leased Premises at all times shall be free of liens for labor and materials. Each party further agrees to hold harmless and indemnify the other party from and against any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work by such party or its employees, agents or contractors. Each party further agrees that in doing such work that it will employ materials of good quality and comply with all governmental requirements, and perform such work in a good and workmanlike manner.

        Landlord shall be solely responsible for obtaining the initial Certificate of Occupancy required at the inception of the Lease.

                       ARTICLE VII - TENANT'S COVENANTS

        Section 1.  TENANT'S Covenants.  Tenant covenants and agrees as follows:

               a. To procure at Tenant's sole cost and expense, any licenses and permits required for any use made of the Leased Premises by Tenant, and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it, and to yield up peaceably to Landlord the Leased Premises in good order, repair and condition in all respects; excepting only damage by fire and casualty covered by Tenant's insurance



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                    coverage, structural repairs (unless Tenant is obligated to make such repairs hereunder) and reasonable wear and tear;

                b. To permit Landlord and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers of the Building and to provide Landlord, if not already available, with a set of keys for the purpose of said examination, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business;

                c. To permit Landlord to enter the Leased Premises to inspect such repairs, improvements, alterations or additions thereto as may be required under the provisions of this Lease. If, as a result of such repairs, improvements, alterations, or additions, Tenant is deprived of the use of the Leased Premises, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Premises of which, Tenant shall be deprived as a result thereof.

                       ARTICLE VIII - INDEMNITY BY TENANT

        Section 1. Indemnity and Public Liability. The Tenant shall save Landlord harmless and indemnify Landlord from all injury, loss, claims or damage to any person or property while on the Leased Premises, unless caused by the willful acts or omissions or gross negligence of Landlord, its employees, agents, licensees or contractors. Tenant shall maintain, with respect to the Leased Premises, public liability insurance with limits of not less than one million dollars for injury or death from one accident and $250,000.00 property damage insurance, insuring Landlord and Tenant against injury to persons or damage to property on or about the Leased Premises. A copy of the policy or a certificate of insurance shall be delivered to Landlord on or before the commencement date and no such policy shall be cancelable without ten (10) days prior written notice to Landlord.

                     ARTICLE IX - USE OF PROPERTY BY TENANT

        Use. The Leased Premises may be occupied and used by Tenant exclusively as a business office, to be known as TRANSWORLD HOME HEALTHCARE, INC. Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any sublessee, assignee, or licensee, which or who shall use the property for any other use.

                              ARTICLE X - SIGNAGE

        Section 1. Exterior Signs. Unless specifically agreed upon otherwise by Landlord, Tenant shall have no right to erect any signs on any exterior portion of the Leased Premises either in common areas on the exterior of the building within which the Leased premises is located. In the event that both Landlord and Tenant agree to the erection of signs on any portion of the common areas or exterior of the Lease premises, Tenant shall pay all costs connected with the creation, and erection of said signs. Nothing contained herein shall be construed as forcing Landlord to erect and/or permit any signs on behalf of Tenant.

        Section 2. Interior Signs. Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect, maintain, place and install its usual and customary signs and fixtures in the interior of the Leased Premises.

                             ARTICLE XI - INSURANCE

        Subrogation. Tenant hereby releases Landlord, to the extent of the insurance coverage provided for the leased premises, from any and all liability or responsibility (to the other or anyone claiming through or under the other by way of subrogation or otherwise) for any loss to or damage of property covered by the fire and extended coverage insurance policies insuring the Leased Premises and any of Tenant's property, even if such loss or damage shall have been caused by the fault or negligence of the Landlord.
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                    ARTICLE XII - DAMAGE TO DEMISED PREMISES

        Section 1. Abatement or Adjustment of Rent. If the whole or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then in every case the rent reserved in Article IV herein and other charges, if any, shall be abated or adjusted, as the case may be, in proportion to that portion of the Leased Premises of which Tenant shall be deprived on account of such damage or destruction and the work of repair, restoration, rebuilding, or replacement or any combination thereof, of the improvements so damaged or destroyed, shall in no way be construed by any person to effect any reduction of sums or proceeds payable under any rent insurance policy.

        Section 2. Repairs and Restoration. Landlord agrees that in the event of the damage or destruction of the Leased premises, Landlord forthwith shall proceed to repair, restore, replace or rebuild the Leased Premises (excluding Tenant's leasehold improvements), to substantially the condition in which the same were immediately prior to such damage or destruction. The Landlord thereafter shall diligently prosecute said work to completion without delay or interruption except for events beyond the reasonable control of Landlord. Notwithstanding the foregoing, if such damage or destruction shall occur during the last year of the term of this Lease, or during any renewal term, and shall amount to twenty-five (25%) percent or more of the replacement cost, (exclusive of the land and foundations), this Lease, except as hereinafter provided, may be terminated at the election of either Landlord or Tenant, provided that notice of such election shall be sent by the party so electing to the other within thirty (30) days after the occurrence of such damage or destruction. Upon termination, as aforesaid, by either party hereto, this Lease and the term thereof shall cease and come to an end, any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

                          ARTICLE XIII - CONDEMNATION

        Section 1. Total Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, the whole of the Leased Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the term hereof shall cease and terminate as of the date when possession of the Leased Premises shall be taken by the taking authority and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

        Section 2. Partial Taking. If, after the execution of this Lease and prior to the expiration of the term hereof, any public or private authority shall, under the power of eminent domain, take, or Landlord shall convey to said authority in lieu of such taking, property which results in a reduction by fifteen (15%) percent or more of the area in the Leased Premises, or of a portion of the Leased Premises that substantially interrupts or substantially obstructs the conducting of business on the Leased Premises; then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant's election within thirty (30) days after Tenant shall receive notice of such taking.

        In the event of termination by Tenant under the provisions of Section 2 of this Article, this Lease and the term hereof shall cease and terminate as of the date when possession shall be taken by the appropriate authority of that portion of the Entire Property that results in one of the above takings, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

        Section 3. Restoration. In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this lease or, having such right, shall not elect to terminate this Lease, this Lease and the term thereof shall continue in full force and effect.

        Section 4. The Award. All compensation awarded for any taking, whether for the whole or a portion of the Leased Premises, shall be the sole property of the Landlord whether such compensation shall be awarded for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee in the Leased Premises, or otherwise. The Tenant hereby assigns to Landlord all of Tenant's right and title to and interest in any and all such compensation.
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Section 5. Release. In the event of any termination of this Lease as the result of the provisions of this Article, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this lease.

                             ARTICLE XIV - DEFAULT

        Section 1. LANDLORD'S Remedies. In the event that:

                a. Tenant shall be in default in the payment of rent or other charges herein required to be paid by Tenant (default herein being defined as payment received by Landlord ten or more days subsequent to the due date); or

                b. Tenant has caused a lien to be filed against the Landlord's property and said lien is not removed within thirty (30) days of recordation thereof; or

                c. Tenant shall default in the observance or performance of any of the covenants and agreements required to be performed and observed by Tenant hereunder for a period of thirty (30) days after notice to Tenant in writing of such default (or if such default shall reasonably take more than thirty (30) days to cure, Tenant shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion); or

                d. Sixty (60) days have elapsed after the commencement of any proceeding by or against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future Federal Bankruptcy Act or any other present or future applicable federal, state or other statute or law, whereby such proceeding shall not have been dismiessed (provided, however, that the non-dismissal of any such proceeding shall not be a default hereunder so long as all of Tenant's covenants and obligations hereunder are being performed by or on behalf of Tenant); then Landlord shall be entitled to its election (unless Tenant shall cure such default prior to such election), to exercise concurrently or successively, any one or more of the following rights:

                        i. Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

                        ii. Terminate this Lease as provided herein and recover
                            from Tenant all damages Landlord may incur by reason of Tenant's default; or

                       iii. Without terminating this Lease, declare immediately
                            due and payable all rents and amounts due and coming due under this Lease for the entire remaining term hereof, together with all other amounts previously due, at once; provided, however, that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of rent for the remainder of said term; or

                        iv. Allow the Premises to remain unoccupied and collect
                            rent from Tenant as if comes due; or

                         v. Pursue such other remedies as are available at law
                            or equity.

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                e.   Landlord's pursuant of any remedy of remedies, including
                     without limitation, any one or more of the remedies stated herein shall not (1) constitute an election of remedies or preclude pursuit of any other remedy or remedies provided in this Lease or any other remedy or remedies provided by law or in equity, separately or concurrently or in any combination, or (2) serve as the basis for any claim of constructive eviction, or allow Tenant to withhold any payments under this Lease.

        Section 2. LANDLORD'S Self Help. If Tenant shall default in the performance or observance of any agreement or condition in this Lease and shall not cure such default within thirty (30) days after notice from Landlord specifying the default (or if such default shall reasonably take more than thirty (30) days to cure, shall diligently prosecuted the same to completion), Landlord may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter cure such default for the account of Tenant, and any amount paid or contractual liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant and Tenant agrees to reimburse Landlord therefor and save Landlord harmless therefrom. Provided, however, that Landlord may cure any such default as aforesaid prior to the expiration of said waiting period, without notice to Tenant if any emergency situation exists, or after notice to Tenant, if the curing of such default prior to the expiration of said waiting period is reasonably necessary to protect the Leased Premises or Landlord's interest therein, or to prevent injury or damage to persons or property. If Tenant shall fail to reimburse Landlord upon demand for any amount paid for the account of Tenant hereunder, said amount shall be added to and become due as a part of the next payment of rent due and shall for all purposes be deemed and treated as rent hereunder.

                               ARTICLE XV - TITLE

        Section 1. Subordination. Tenant shall, upon the request of Landlord in writing, subordinate this Lease to the lien of any present or future institutional mortgage upon the Leased Premises irrespective of the time of execution or the time of recording of any such mortgage.

        Section 2. Quiet Enjoyment. Landlord covenants and agrees that upon Tenant paying the rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed hereunder, that Tenant may peaceably and quietly have, hold, occupy and enjoy the Leased Premises in accordance with the terms of this Lease without hindrance or molestation from Landlord or any persons lawfully claiming through Landlord.

        Section 3. Licenses. It shall be the Tenant's responsibility to obtain any and all necessary licenses and the Landlord shall bear no responsibility therefor; the Tenant shall promptly notify Landlord of the fact that it has obtained the necessary licenses in order to prevent any delay to Landlord in commencing construction of the Leased Premises.

                   ARTICLE XVI - EXTENSIONS/WAIVERS/DISPUTES

        Section 1. Extension Period. Any extension hereof shall be subject to the provisions of Article III hereof.

        Section 2. Holding Over. In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Leased Premises after the expiration of the term of this Lease or any renewal or extension thereof without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of the Lease, but such occupancy shall continue as a tenancy at will, from month to month, upon the covenants, provisions and conditions herein contained. The rental shall be the rental in effect during the term of this Lease as extended or renewed, prorated and payable for the period of such occupancy, provided, however, Landlord shall have the right to increase the monthly rental amount by the amount of the CPI then in effect.

        Section 3. Waivers. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by any other party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

        Section 4. Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed.

                         ARTICLE XVII - PROPERTY DAMAGE

        Section 1. Loss and Damage. Notwithstanding any contrary provisions of this Lease, Landlord shall not be responsible for any loss of or damage to property of Tenant or of others located on the Leased Premises, except where caused by the willful act or omission or negligence of Landlord, or Landlord's agents, employees or contractors.

        Section 2. Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act other than Tenant's obligation to make payments of rent, additional rent, and other charges required hereunder, by reason of strikes, lockouts, unavailability of materials, failure of power, restrictive governmental laws or regulations, riots, insurrections, the act, failure to act, or default of the other party, war or other reason beyond its control, then performance of such act shall be excused for the period of the delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, lack of funds shall not be deemed to be a cause beyond control of either party.

                         ARTICLE XVIII - MISCELLANEOUS

        Section 1. Assignment and Subletting. Tenant shall have no right to assign or Sublet this lease or the Leased Premises without the written approval of the Landlord.

        Section 2. Fixtures. All personal property, furnishings and equipment presently and all other trade fixtures installed in or hereafter by or at the expense of Tenant and all additions and/or improvements, exclusive of structural, mechanical, electrical, and plumbing, affixed to the Leased Premises and used in the operation of the Tenant's business made to, in or on the Leased Premises by and at the expense of Tenant and susceptible of being removed from the Leased Premises without damage, unless such damage be repaired by Tenant, shall remain the property of Tenant and Tenant may, but shall not be obligated to, remove the same or any part thereof at any time or times during the term hereof, provided that Tenant, at its sole cost and expense, shall make any repairs occasioned by such removal.

        Section 3. Estoppel Certificates. At any time and from time to time, Landlord and Tenant each agree, upon request in writing from the other, to execute, acknowledge and deliver to the other or to any person designated by the other a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the same is in full force and effect as modified (stating the modifications), that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same, and the dates to which the rent and other charges have been paid.

        Section 4. Invalidity of Particular Provision. If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

        Section 5. Captions and Definitions of Parties. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Landlord or the mortgagee in possession at any time, of the land and building comprising the Leased Premises. If there is more than one Landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several obligations of each of the partners and the obligations of the firm. Any pronoun shall be read in the singular or plural and in such gender as the context may require. Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 6. Brokerage. No party has acted as, by or through a broker in the effectuation of this Agreement, except for Landlord's obligation to Cynthia Weiner.

        Section 7. Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

        Section 8. Governing Law. All matters pertaining to this agreement (including its interpretation, application, validity, performance and breach) in whatever jurisdiction action may be brought, shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective officers thereunto duly authorized.

        Signed, sealed and delivered in the presence of:

                                                    "LANDLORD"
/s/         Sue Di Ienno                /s/       Denise DuBois
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Witness


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Witness
                                                    "TENANT"

/s/        Fran J. McGlyn               /s/        Les Capella
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Witness

/s/      Patricia Williford
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Witness